 EXHIBIT 99.1

HERSHA HOSPITALITY ANNOUNCES FIRST QUARTER RESULTS

-  First Quarter Consolidated Hotel RevPAR Improved 6.0% -
- First Quarter Consolidated Hotel Average Daily Rate Increased 6.7% -
- Renovation Projects at Nine Hotels During Quarter Now Completed -
- Hotel EBITDA Margins Improved 29 basis points Excluding Renovation Hotels -

Philadelphia, PA, May 4, 2011 -- Hersha Hospitality Trust (NYSE: HT), owner of select service and upscale hotels in major metropolitan markets, today announced results for the first quarter ended March 31, 2011.

First Quarter 2011 Financial Results

For the first quarter ended March 31, 2011, net loss applicable to common shareholders improved $1.2 million to $(14.6) million, compared to a net loss of $(15.8) million for the comparable quarter of 2010.

Adjusted Funds from Operations (“AFFO”) in the first quarter increased by $3.5 million to $2.3 million, compared to a loss of $(1.2) million in the first quarter of 2010.  AFFO per diluted common share and unit of limited partnership interest in Hersha Hospitality Limited Partnership (“OP Unit”) was $0.01 compared to a loss of $(0.01) for the same quarter of 2010.  AFFO per share during the first quarter of 2011 was impacted by additional shares issued in 2010, including 28.75 million common shares sold for gross proceeds of approximately $166.8 million in the fourth quarter of 2010.  The Company’s weighted average diluted common shares and OP Units outstanding was approximately 180.8 million in the first quarter of 2011, up from approximately 110.5 million in the comparable quarter of 2010.

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of FFO, AFFO and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

Mr. Jay H. Shah, Hersha Hospitality’s Chief Executive Officer, stated, “During the first quarter we delivered 6% RevPAR growth, even with the significant disruption caused by the planned renovations and the harsh weather conditions in the northeast which caused major travel disruptions in many of our core markets.  We strategically timed the commencement of several return on investment projects during the first quarter, which is our weakest quarter due to the seasonality of the portfolio’s concentration in the Northeast corridor.  The first quarter has historically represented between 12% to 14% of our Adjusted EBITDA and between 5% to 6% of our AFFO.  We completed the majority of the renovation work at nine of our assets in New York City, metro Washington DC and Philadelphia which were designed to ensure that the high-quality standards of the Company are maintained and to increase the cash flow and profitability of the hotels. We believe that the renovation work will be accretive as the overall booking trends and group pace in the second quarter have picked up, and we remain optimistic about our markets, particularly as the economic recovery continues to gain footing.  Furthermore, the Company continued to be active on the acquisitions front as we continue to take advantage of our access to appealing off market opportunities in our core markets.  Year to date, we have added three more attractive assets to our portfolio in our core strategic markets of New York City and Washington D.C. with an additional asset under contract in Los Angeles.”

First Quarter 2011 Operating Results

For the quarter ended March 31, 2011, revenue per available room (“RevPAR”) for the Company's consolidated hotels, 65 hotels at March 31, 2011 compared to 62 hotels as of March 31, 2010, was up 6.0% to $77.14 compared to $72.80 in the prior year period.  The Company’s average daily rate (“ADR”) for its consolidated hotels increased by 6.7% to $126.93, while occupancy for its consolidated hotels decreased by 45 basis points to 60.77%.

Hotel EBITDA for the Company’s consolidated hotels was $14.5 million for the quarter ended March 31, 2011 compared to $12.8 million for the same period in 2010.  Hotel EBITDA margins were 25.1% in the first quarter of 2011 compared to 26.0% in the same quarter of 2010.  In addition to the previously mentioned impact from renovation activity and weather disruptions, the period over period decline in Hotel EBITDA margins is also attributable to higher property level payroll expenses, increases in property taxes and the elimination of brand credits. Additionally, the quarter’s results were impacted by higher non-recurring expenses related to a sales tax audit and a property tax credit which benefitted the first quarter of 2010.  Excluding the results of the hotels undergoing renovation, the Company’s consolidated hotel RevPAR increased by 9.8% and EBITDA margins increased by 29 basis points period over period.

On a same-store basis (57 hotels), RevPAR for the Company’s consolidated hotels for the quarter ended March 31, 2011 was up 0.3% to $72.59 compared to $72.41 in the prior year period. ADR for the Company’s same-store consolidated hotels increased by 3.9% to $122.53, partially offset by a 218 basis point decrease in occupancy for the Company’s same-store consolidated hotels to 59.24% from 61.42%.

Hotel EBITDA for the Company’s same-store consolidated hotels for the quarter ended March 31, 2011 was $11.2 million compared to $11.7 million for the quarter ended March 31, 2010.  Hotel EBITDA margins for the Company’s same-store consolidated hotels was 23.9% in the first quarter of 2011 compared to 25.1% in the first quarter of 2010, with margins being impacted by similar items as those noted previously for the total consolidated portfolio.  Excluding the results of the hotels undergoing renovation, the Company’s same-store hotel RevPAR increased by 3.1% and same-store EBITDA margins increased by 25 basis points period over period.

New York City

The New York City portfolio, which includes the five boroughs, consisted of 14 consolidated hotels as of March 31, 2011. For the first quarter of 2011, the Company’s New York City portfolio of consolidated hotels experienced a 5.3% decline in RevPAR to $110.25 as a 0.4% increase in ADR to $151.08 was offset by a 436 basis point decrease in occupancy to 72.97% from 77.33%.

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On a pro forma basis and excluding the New York City hotels undergoing renovation work, the Company’s same-store NYC portfolio recognized a 4.8% RevPAR increase, compared to a market growth of 1.9%, driven by a 2.2% increase in ADR to $150.58 and a 190 basis point increase in occupancy to 75.50%.  Trends into the second quarter of 2011 are improving with RevPAR at the Company’s New York City portfolio of consolidated hotels up approximately 14.0% in April.  The Company’s 2010 acquisitions of the three hotels in Times Square are showing strong stabilization trends in April with RevPAR up in excess of 30.0% during the month.

Financing

As of March 31, 2011, the Company has $63.0 million of borrowings on its $250.0 million secured credit facility, $39.9 million in cash and escrows and has $17.9 million of debt maturities in 2011.  Excluding borrowings under the Company’s secured credit facility, approximately 94.5% of the Company’s consolidated debt is fixed rate debt or capped and has a weighted average interest rate of 5.69% with a weighted average life to maturity of approximately 6.3 years.

Acquisitions

On March 25, 2011, the Company closed on the acquisition of the 112 room Holiday Inn Express Water Street for a total purchase price of approximately $36.7 million, or $328 thousand per key, plus closing costs and fees.  The purchase price was paid in cash and the hotel was acquired unencumbered by mortgage debt.

On April 15, 2011, the Company closed on the acquisition of the 152 room Capitol Hill Suites in Washington, D.C. for a total purchase price of $47.5 million, or $310 thousand per key, excluding closing costs. The purchase price was funded with cash and through the assumption of a mortgage loan having an outstanding principal balance of $32.5 million.  The assumed mortgage loan bears interest at a fixed rate of 5.81% per annum and matures on February 8, 2012. The Capitol Hill Suites, an all-suite boutique hotel with rooms among the largest in the city, is centrally located on Capitol Hill and is the Company’s eighth hotel in the Washington DC metro region.

Hotel Properties Under Contract

Earlier today, the Company announced that it has entered into a purchase and sale agreement with an unaffiliated seller to acquire the 260 room Marriott Courtyard Westside located in Los Angeles, CA for a total purchase price of $47.0 million, excluding closing costs and fees. As previously reported, the Company has also entered into an agreement to acquire the real property and improvements located at 32 Pearl Street, New York, NY for a total purchase price of $28.3 million. The Company anticipates that closing of both of these acquisitions will occur in the second quarter of 2011.  However, the acquisitions are subject to a variety of conditions, including the satisfaction of customary closing conditions and the receipt of third party consents and approvals.  As a result, there can be no assurance that the Company will complete either of the acquisitions described above on the schedule or on the terms previously reported by the Company or at all.

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Outlook for 2011

The majority of the renovation hotels are now back online as seasonal demand typically picks up through the spring and summer months.  We believe that trends into the second quarter of 2011 are improving with RevPAR at the Company’s same-store consolidated hotels up over 6% in April. As previously discussed, the Company is also encouraged by the ongoing trends in New York City and the performance of its hotels in April.  Based on management’s current outlook, the Company is reiterating the following operating expectations for 2011 as follows:

•	Total consolidated portfolio RevPAR for 2011 in the range of a 6% to 8% increase versus 2010.

•	Total portfolio Hotel EBITDA margin improvement of 100 basis points to 150 basis points.

•	Same-store RevPAR for 2011 in the range of a 5% to 7% increase versus 2010.

•	Same-store Hotel EBITDA margin improvement of 75 basis points to 125 basis points.

•	An SG&A run rate of between $9.25 and $9.75 million in 2011 versus SG&A expenses of $10.2 million in 2010.

Dividend

For the first quarter of 2011, Hersha Hospitality Trust paid dividends of $0.05 per common share and OP Unit.

First Quarter 2011 Earnings Release and Conference Call

The Company will host a conference call to discuss its financial results at 9:00 AM Eastern time on Thursday, May 5, 2011.  The live conference call can be accessed by dialing (877) 795-3635 or (719) 325-4853 for international participants.  A replay of the call will be available from 12:00 noon Eastern time on May 5, 2011, through midnight Eastern time on May 19, 2011. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international participants.  The passcode for the call and the replay is 3953038.

About Hersha Hospitality

Hersha Hospitality Trust is a self-advised real estate investment trust, which owns interests in 78 hotels, totaling 10,442 rooms, primarily along the Northeast Corridor from Boston, MA to Washington DC Hersha also owns hotels in Northern California and Scottsdale, Arizona. Hersha focuses on upscale, mid-scale and extended stay hotels in major metropolitan markets.

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Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement.  These forward-looking statements include statements related to the Company’s ability to outperform, the ongoing recovery of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, the completion of acquisitions under contract and Company’s operating expectations for the full 2011 calendar year. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and other reports filed by the Company with the Securities and Exchange Commission.

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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share data)

	March 31, 2011	December 31, 2010
Assets:
Investment in Hotel Properties, net of Accumulated Depreciation	$1,277,181	$1,245,851
Investment in Unconsolidated Joint Ventures	34,580	35,561
Development Loans Receivable	42,327	41,653
Cash and Cash Equivalents	19,336	65,596
Escrow Deposits	20,594	17,384
Hotel Accounts Receivable, net of allowance for doubtful accounts of $19 and $31	10,151	9,611
Deferred Financing Costs, net of Accumulated Amortization of $6,629 and $5,852	9,599	10,204
Due from Related Parties	6,740	5,069
Intangible Assets, net of Accumulated Amortization of $1,156 and $1,084	7,944	7,934
Other Assets	21,573	18,414

Total Assets	$1,450,025	$1,457,277

Liabilities and Equity:
Line of Credit	$63,000	$46,000
Mortgages and Notes Payable, net of unamortized discount of $932 and $983	646,886	648,720
Accounts Payable, Accrued Expenses and Other Liabilities	27,553	28,601
Dividends and Distributions Payable	9,827	9,805
Due to Related Parties	1,359	939

Total Liabilities	748,625	734,065

Redeemable Noncontrolling Interests - Common Units	$17,905	$19,894

Equity:
Shareholders' Equity:
Preferred Shares - 8% Series A, $.01 Par Value, 29,000,000 shares authorized, 2,400,000 Shares Issued and Outstanding (Aggregate Liquidation Preference $60,000) at March 31, 2011 and December 31, 2010	24	24
Common Shares - Class A, $.01 Par Value, 300,000,000 Shares Authorized at March 31, 2011 and December 31, 2010, 169,751,195 and 169,205,638 Shares Issued and Outstanding at March 31, 2011 and December 31, 2010, respectively	1,697	1,692
Common Shares - Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding	-	-
Accumulated Other Comprehensive Loss	(356)	(338)
Additional Paid-in Capital	922,638	918,215
Distributions in Excess of Net Income	(259,237)	(236,159)
Total Shareholders' Equity	664,766	683,434

Noncontrolling Interests:
Noncontrolling Interests - Common Units	18,692	19,410
Noncontrolling Interests - Consolidated Joint Ventures	37	474
Total Noncontrolling Interests	18,729	19,884

Total Equity	683,495	703,318

Total Liabilities and Equity	$1,450,025	$1,457,277

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended
	March 31, 2011	March 31, 2010
Revenues:
Hotel Operating Revenues	$57,811	$49,354
Interest Income from Development Loans	1,091	1,374
Other Revenue	78	88
Total Revenues	58,980	50,816

Operating Expenses:
Hotel Operating Expenses	37,837	32,129
Hotel Ground Rent	364	292
Real Estate and Personal Property Taxes and Property Insurance	5,134	4,094
General and Administrative	1,961	2,836
Stock Based Compensation	1,485	657
Acquisition and Terminated Transaction Costs	815	3,336
Loss on Impairment of Assets	-	13
Depreciation and Amortization	14,016	12,010
Total Operating Expenses	61,612	55,367

Operating Loss	(2,632)	(4,551)

Interest Income	102	41
Interest Expense	10,623	11,741
Other Expense	284	96
Loss on Debt Extinguishment	-	731
Loss before (Loss) Income from Unconsolidated Joint Venture Investments and Discontinued Operations	(13,437)	(17,078)

Unconsolidated Joint Ventures
Loss from Unconsolidated Joint Venture Investments	(981)	(1,040)
Gain from Remeasurement of Investment in Unconsolidated Joint Ventures	-	1,818
(Loss) Income from Unconsolidated Joint Venture Investments	(981)	778

Loss from Continuing Operations	(14,418)	(16,300)

Discontinued Operations
Loss from Discontinued Operations	-	(37)

Net Loss	(14,418)	(16,337)

Loss Allocated to Noncontrolling Interests	1,027	1,715
Preferred Distributions	(1,200)	(1,200)

Net Loss Applicable to Common Shareholders	$(14,591)	$(15,822)

Earnings per Share:
BASIC
Loss from Continuing Operations Applicable to Common Shareholders	$(0.09)	$(0.16)
Loss from Discontinued Operations	0.00	(0.00)

Net Loss Applicable to Common Shareholders	$(0.09)	$(0.16)

DILUTED
Loss from Continuing Operations Applicable to Common Shareholders	$(0.09)	$(0.16)
Loss from Discontinued Operations	0.00	(0.00)

Net Loss Applicable to Common Shareholders	$(0.09)	$(0.16)

Weighted Average Common Shares Outstanding:
Basic	168,334,982	99,311,523
Diluted	168,334,982	99,311,523

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  We calculate FFO applicable to common shares and Partnership units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper.   The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Our interpretation of the NAREIT definition is that noncontrolling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shares, includes depreciation and amortization expenses, gains or losses on property sales and noncontrolling interest.  In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back non-cash impairment expenses;
•	adding back acquisition and terminated transaction expenses;
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

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The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended
	March 31, 2011	March 31, 2010

Net loss applicable to common shares	$(14,591)	$(15,822)
Loss allocated to noncontrolling interest	(1,027)	(1,715)
Loss (income) from unconsolidated joint ventures	981	(778)
Depreciation and amortization	14,016	12,010
Depreciation and amortization from discontinued operations	-	45
FFO allocated to noncontrolling interests in consolidated joint ventures	340	124
Funds from consolidated hotel operations applicable to common shares and Partnership units	(281)	(6,136)

(Loss) income from unconsolidated joint venture investments	(981)	778
Less:
Gain from remeasurement of investment in unconsolidated joint ventures	-	(1,818)
Add:
Depreciation and amortization of purchase price in excess of historical cost	525	508
Interest in depreciation and amortization of unconsolidated joint ventures	202	229
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	(254)	(303)

Funds from Operations applicable to common shares and Partnership units	(535)	(6,439)

Add:
FFO allocated to noncontrolling interests in consolidated joint ventures	(340)	(124)
Acquisition and terminated transaction costs	815	3,336
Amortization of deferred financing costs	777	533
Deferred financing costs written off in debt extinguishment	-	731
Amortization of discounts and premiums	51	53
Non-cash stock compensation expense	1,485	657
Straight-line amortization of ground lease expense	62	66

Adjusted Funds from Operations	$2,315	$(1,187)

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.01	$(0.01)

Diluted Weighted Average Common Shares and Units Outstanding	180,772,304	110,488,659

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 Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended
	March 31, 2011	March 31, 2010

Net loss applicable to common shares	$(14,591)	$(15,822)
Less:
Loss (income) from unconsolidated joint ventures	981	(778)
Interest income	(102)	(41)
Add:
Loss allocated to noncontrolling interest	(1,027)	(1,715)
Distributions to Series A Preferred Shareholders	1,200	1,200
Interest expense from continuing operations	10,623	11,741
Deferred financing costs written off in debt extinguishment	-	731
Depreciation and amortization from continuing operations	14,016	12,010
Depreciation and amortization from discontinued operations	-	45
Acquisition and terminated transaction costs	815	3,336
Non-cash stock compensation expense	1,485	657
Straight-line amortization of ground lease expense	62	66

Adjusted EBITDA from consolidated hotel operations	13,462	11,430

(Loss) income from unconsolidated joint venture investments	(981)	778
Add:
Gain on remeasurement of investment in unconsolidated joint ventures	-	(1,818)
Depreciation and amortization of purchase price in excess of historical cost	525	508
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	2,683	2,635

Adjusted EBITDA from unconsolidated joint venture operations	2,227	2,103

Adjusted EBITDA	$15,689	$13,533

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Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s web site, www.hersha.com.

Contact:
Ashish Parikh, CFO

Ph: (215) 238-1046

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